Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2019 RESULTS
INCREASES ANNUAL GUIDANCE
ANNOUNCES PENDING ACQUISITION IN COLOMBIA FOR PLACETOPAY
EXPANDS CITIBANK REGIONAL COLLECTION PLATFORM TO MEXICO AND GUATEMALA

SAN JUAN, PUERTO RICO - July 31, 2019 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights and Recent Highlights

•	Revenue grew 8% to $122.5 million

•	GAAP Net Income attributable to common shareholders was $27.1 million or $0.37 per diluted share

•	Adjusted EBITDA increased 7% to $57.8 million

•	Adjusted earnings per common share was $0.51, an increase of 11%

•	Repurchased 0.4 million shares for $10.7 million

•	Signed agreement to acquire PlacetoPay, a Colombian-based payment gateway

•	Expanded Citibank regional collection and payment platform to include Mexico and Guatemala

•	Signed agreement with Santander Chile for acquiring processing services

Six-Month Year-to-Date 2019 Highlights

•	Revenue grew 8% to $241.4 million

•	GAAP Net Income attributable to common shareholders was $53.7 million or $0.73 per diluted share

•	Adjusted EBITDA increased 7% to $115.4 million

•	Adjusted earnings per common share was $1.01, an increase of 9%

Mac Schuessler, President and Chief Executive Officer stated, “We exceeded our expectations for the quarter and are increasing our guidance for the full-year. Additionally, we are pleased with the recent agreement to acquire 'PlacetoPay' in Colombia, a gateway and payment service provider. The acquisition, along with new agreements such as our expanded regional collection platform with Citibank in Mexico and Guatemala, as well as the previously announced processing agreement with Santander Chile, will meaningfully advance our Latin American growth strategy in 2020 and beyond."

Second Quarter 2019 Results

Revenue. Total revenue for the quarter ended June 30, 2019 was $122.5 million, an increase of 8% compared with $113.3 million in the prior year. Revenue increase in the quarter reflected growth across all segments and included benefits from value added solutions, new managed services and other pricing actions. Additionally, increased revenue was driven by hardware and software sales and the completion of several projects for approximately $2.5 million.

Net Income attributable to common shareholders. For the quarter ended June 30, 2019, GAAP Net Income attributable to common shareholders was $27.1 million, or $0.37 per diluted share, an increase of $7.0 million or $0.10 per diluted share as compared to the prior year.

Adjusted EBITDA. For the quarter ended June 30, 2019, Adjusted EBITDA was $57.8 million, an increase of 7% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 47.2%, a decreased of approximately 30 basis points from last year. The year over year decrease in margin primarily reflects the impact of an elevated average ticket last year as a result of disaster relief spending that drove higher than normal margins last year and higher mix of Business Solution revenue with lower margin contribution as well as increased infrastructure expenses and negative foreign currency exchange impact.

Adjusted Net Income. For the quarter ended June 30, 2019, Adjusted Net Income was $37.2 million, an increase of 8% compared with $34.5 million in the prior year and reflects a lower effective tax rate of approximately 11%. Adjusted earnings per common share was $0.51, an increase of 11% compared to $0.46 in the prior year.

Acquisition and New Agreements

As of July 26, 2019, the Company's main operating subsidiary, Evertec Group, LLC, entered into an agreement to purchase 100% of the shares of capital stock of an entity commercially known as PlacetoPay, a Colombian-based company, that is a gateway and payment service provider primarily in Colombia and Ecuador. The transaction is subject to customary closing conditions, including US federal bank regulatory approval. Receipt of US federal bank regulatory approval is dependent on factors outside the control of Evertec and there is no assurance that such approval will be obtained.

During the months of May and June, the Company entered into agreements with Citibanamex and Citibank to expand its collection and payments platform to Guatemala and Mexico.

On June 27, 2019, the Company announced an agreement with Santander Chile for acquiring processing services, as well as other solutions and services, as Santander enters the merchant acquiring market.

Share Repurchase
During the three months ended June 30, 2019, the Company repurchased a total of 0.4 million shares of common stock at an average price of $29.08 per share for a total of $10.7 million. As of June 30, 2019, a total of approximately $34.1 million remained available for future use under the Company’s share repurchase program.

2019 Outlook

The Company is adjusting its financial outlook for 2019 as follows:

•	Total consolidated revenue is now expected to be between $477 million and $482 million representing growth of 5% to 6%, compared with $469 million to $476 million previously estimated.

•	Adjusted earnings per common share is expected to be between $1.92 and $1.98 representing growth of 4% to 8% from $1.84 in 2018, compared with $1.84 to $1.92 previously estimated.

•
Capital expenditures are now anticipated to range between $50 million and $55 million, compared with $40 million to $45 million previously estimated, and reflects increases related to new contracts in Latin America and a hardware refresh.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its second quarter 2019 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10132431. The replay will be available through Wednesday, August 7, 2019. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue and to grow the Company's merchant acquiring business; the Company's ability to renew its client contracts on terms favorable to the Company, including the Company's Master Services Agreement (MSA) with Popular, and any significant concessions the Company may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; a potential government shutdown; a continuation of the Government of Puerto Rico’s fiscal crisis; the effectiveness of the Company’s risk management procedures; dependence on the Company's processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that the Company's systems may experience breakdowns or fail to prevent security breaches, confidential data theft or fraudulent transfers; our ability to develop, install and adopt new technology; impairments to the Company’s amortizable intangible assets and goodwill; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of the Company’s merchant clients, for which the Company may also be liable; a decline in the market for the Company’s services due to increased competition, changes in consumer spending or payment preferences; the continuing market position of the ATH® network; the Company’s dependence on credit card associations and debit networks; regulatory limitations on the Company’s activities, including the potential need to seek regulatory approval to consummate transactions, due to the Company’s relationship with Popular and the Company’s role as a service provider to financial institutions and the Company’s potential inability to obtain such approval on a timely basis or at all; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the Company’s ability to comply with federal, state, and local regulatory requirements; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; operating an international business in countries and with counterparties that increase the Company’s compliance risks and puts the Company at risk of violating U.S. sanctions laws; the Company’s ability to execute the Company’s expansion and acquisition strategies; the Company’s ability to protect the Company’s intellectual property rights; the Company’s ability to recruit and retain qualified personnel; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits and the impact of natural disasters or catastrophic events in the countries in which the Company operates.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Condensed Statements of Income and Comprehensive Income

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
(Dollar amounts in thousands, except share data)
Revenues	$122,548	$113,347	$241,384	$223,621

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	52,601	49,131	102,620	96,551
Selling, general and administrative expenses	15,064	17,848	30,203	31,280
Depreciation and amortization	17,195	15,728	33,468	31,595
Total operating costs and expenses	84,860	82,707	166,291	159,426
Income from operations	37,688	30,640	75,093	64,195
Non-operating income (expenses)
Interest income	257	164	516	321
Interest expense	(7,373)	(7,665)	(14,924)	(15,344)
Earnings of equity method investment	133	175	355	374
Other income, net	(1,079)	(69)	(871)	748
Total non-operating expenses	(8,062)	(7,395)	(14,924)	(13,901)
Income before income taxes	29,626	23,245	60,169	50,294
Income tax expense	2,489	3,112	6,298	7,047
Net income	27,137	20,133	53,871	43,247
Less: Net income attributable to non-controlling interest	79	81	169	173
Net income attributable to EVERTEC, Inc.’s common stockholders	27,058	20,052	53,702	43,074
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	2,325	(4,307)	4,290	(1,900)
(Loss) gain on cash flow hedges	(6,042)	387	(10,097)	1,890
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$23,341	$16,132	$47,895	$43,064
Net income per common share:
Basic	$0.38	$0.28	$0.74	$0.59
Diluted	$0.37	$0.27	$0.73	$0.58
Shares used in computing net income per common share:
Basic	72,128,795	72,637,733	72,252,974	72,524,228
Diluted	73,300,553	74,389,126	73,649,933	73,905,690

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Condensed Balance Sheets

(In thousands)	June 30, 2019	December 31, 2018
Assets
Current Assets:
Cash and cash equivalents	$64,025	$69,973
Restricted cash	13,524	16,773
Accounts receivable, net	93,735	100,323
Prepaid expenses and other assets	34,955	29,124
Total current assets	206,239	216,193
Investment in equity investee	11,975	12,149
Property and equipment, net	44,544	36,763
Operating lease right-of-use asset	32,363	—
Goodwill	396,275	394,644
Other intangible assets, net	249,667	259,269
Deferred tax asset	1,779	1,917
Net investment in lease	900	1,060
Other long-term assets	6,751	5,297
Total assets	$950,493	$927,292
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$45,883	$57,006
Accounts payable	34,920	47,272
Unearned income	11,240	11,527
Income tax payable	1,937	6,650
Current portion of long-term debt	14,250	14,250
Current portion of operating lease liability	6,294	—
Total current liabilities	114,524	136,705
Long-term debt	517,491	524,056
Deferred tax liability	7,396	9,950
Unearned income - long term	30,365	26,075
Operating lease liability - long-term	27,043	—
Other long-term liabilities	24,874	14,900
Total liabilities	721,693	711,686

Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 71,937,516 shares issued and outstanding at June 30, 2019 (December 31, 2018 - 72,378,710)	719	723
Additional paid-in capital	—	5,783
Accumulated earnings	253,361	228,742
Accumulated other comprehensive loss, net of tax	(29,596)	(23,789)
Total EVERTEC, Inc. stockholders’ equity	224,484	211,459
Non-controlling interest	4,316	4,147
Total equity	228,800	215,606
Total liabilities and equity	$950,493	$927,292

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Condensed Statements of Cash Flows

	Six months ended June 30,
	2019	2018
Cash flows from operating activities
Net income	$53,871	$43,247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,468	31,595
Amortization of debt issue costs and accretion of discount	835	2,361
Operating lease expense	3,579	—
Provision for doubtful accounts and sundry losses	2,884	369
Deferred tax benefit	(1,821)	(1,113)
Share-based compensation	6,715	7,322
Loss on disposition of property and equipment and other intangibles	645	11
Earnings of equity method investment	(355)	(374)
Dividend received from equity method investment	—	390
(Increase) decrease in assets:
Accounts receivable, net	5,384	811
Prepaid expenses and other assets	(5,833)	(4,236)
Other long-term assets	(3,060)	(333)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(17,955)	(8,856)
Income tax payable	(4,713)	2,487
Unearned income	4,004	3,102
Operating lease liabilities	(2,877)	—
Other long-term liabilities	1,179	73
Total adjustments	22,079	33,609
Net cash provided by operating activities	75,950	76,856
Cash flows from investing activities
Additions to software	(20,023)	(9,015)
Property and equipment acquired	(15,625)	(6,837)
Proceeds from sales of property and equipment	29	14
Net cash used in investing activities	(35,619)	(15,838)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(6,162)	(2,014)
Net decrease in short-term borrowings	—	(12,000)
Repayment of short-term borrowings for purchase of equipment and software	(818)	(700)
Dividends paid	(7,227)	—
Repurchase of common stock	(28,196)	—
Repayment of long-term debt	(7,125)	(36,262)
Net cash used in financing activities	(49,528)	(50,976)
Net (decrease) increase in cash, cash equivalents and restricted cash	(9,197)	10,042
Cash, cash equivalents and restricted cash at beginning of the period	86,746	60,367
Cash, cash equivalents and restricted cash at end of the period	$77,549	$70,409
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$64,025	$59,333
Restricted cash	13,524	11,076
Cash, cash equivalents and restricted cash	$77,549	$70,409

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended June 30, 2019
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$30,482	$21,106	$26,793	$55,183	$(11,016)	$122,548
Operating costs and expenses	13,630	17,654	15,230	35,959	2,387	84,860
Depreciation and amortization	2,740	2,547	423	4,479	7,006	17,195
Non-operating income (expenses)	470	1,601	10	34	(3,061)	(946)
EBITDA	20,062	7,600	11,996	23,737	(9,458)	53,937
Compensation and benefits (2)	257	173	255	529	2,284	3,498
Transaction, refinancing and other fees (3)	—	—	—	—	362	362
Adjusted EBITDA	$20,319	$7,773	$12,251	$24,266	$(6,812)	$57,797

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect $9.7 million processing fee from the Payments Services - Puerto Rico & Caribbean segment to the Merchant Acquiring segment and intercompany software license and development revenues of $1.3 million from the Payment Services - Latin America segment charged to the Payment Services - Puerto Rico & Caribbean segment. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services - Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $5.5 million.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

	Three months ended June 30, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$28,043	$19,236	$25,964	$49,233	$(9,129)	$113,347
Operating costs and expenses	13,130	18,407	14,112	30,351	6,707	82,707
Depreciation and amortization	2,409	2,249	421	3,520	7,129	15,728
Non-operating income (expenses)	551	1,401	4	66	(1,916)	106
EBITDA	17,873	4,479	12,277	22,468	(10,623)	46,474
Compensation and benefits (2)	485	317	360	684	2,627	4,473
Transaction, refinancing and other fees (3)	—	—	1	—	2,820	2,821
Adjusted EBITDA	$18,358	$4,796	$12,638	$23,152	$(5,176)	$53,768

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect $9.1 million processing fee from the Payments Services - Puerto Rico and Caribbean segment to the Merchant Acquiring segment.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Six months ended June 30, 2019
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$62,499	$41,937	$52,767	$106,547	$(22,366)	$241,384
Operating costs and expenses	27,845	35,227	29,948	68,869	4,402	166,291
Depreciation and amortization	5,383	4,743	891	8,333	14,118	33,468
Non-operating income (expenses)	1,051	4,235	31	220	(6,053)	(516)
EBITDA	41,088	15,688	23,741	46,231	(18,703)	108,045
Compensation and benefits (2)	494	339	475	1,083	4,546	6,937
Transaction, refinancing and other fees (3)	—	2	—	—	409	411
Adjusted EBITDA	$41,582	$16,029	$24,216	$47,314	$(13,748)	$115,393

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $18.9 million processing fee from the Payments Services - Puerto Rico & Caribbean segment to the Merchant Acquiring segment, intercompany software sale and developments of $3.4 million from the Payment Services - Latin America segment charged to the Payment Services - Puerto Rico & Caribbean segment. Corporate and Other was impacted by the intersegment elimination of revenue recognized in the Payment Services - Latin America segment and capitalized in the Payment Services - Puerto Rico & Caribbean segment; excluding this impact, Corporate and Other Adjusted EBITDA would be $10.3 million.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

	Six months ended June 30, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$55,211	$39,627	$49,343	$97,154	$(17,714)	$223,621
Operating costs and expenses	26,063	36,467	27,253	59,366	10,277	159,426
Depreciation and amortization	4,725	4,698	841	7,039	14,292	31,595
Non-operating income (expenses)	1,367	3,214	8	366	(3,833)	1,122
EBITDA	35,240	11,072	22,939	45,193	(17,532)	96,912
Compensation and benefits (2)	678	717	550	1,124	5,233	8,302
Transaction, refinancing and other fees (3)	(250)	—	1	—	2,771	2,522
Adjusted EBITDA	$35,668	$11,789	$23,490	$46,317	$(9,528)	$107,736

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $17.7 million processing fee from the Payments Services - Puerto Rico & Caribbean segment to the Merchant Acquiring segment.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except share data)	2019	2018	2019	2018
Net income	$27,137	$20,133	$53,871	$43,247
Income tax expense	2,489	3,112	6,298	7,047
Interest expense, net	7,116	7,501	14,408	15,023
Depreciation and amortization	17,195	15,728	33,468	31,595
EBITDA	53,937	46,474	108,045	96,912
Equity income (1)	353	258	131	59
Compensation and benefits (2)	3,498	4,473	6,937	8,302
Transaction, refinancing and other fees (3)	9	2,563	280	2,463
Adjusted EBITDA	57,797	53,768	115,393	107,736
Operating depreciation and amortization (4)	(8,878)	(7,223)	(16,843)	(14,544)
Cash interest expense, net (5)	(6,998)	(6,555)	(14,130)	(12,923)
Income tax expense (6)	(4,645)	(5,367)	(9,945)	(10,934)
Non-controlling interest (7)	(112)	(126)	(224)	(264)
Adjusted net income	$37,164	$34,497	$74,251	$69,071
Net income per common share (GAAP):
Diluted	$0.37	$0.27	$0.73	$0.58
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.51	$0.46	$1.01	$0.93
Shares used in computing adjusted earnings per common share:
Diluted	73,300,553	74,389,126	73,649,933	73,905,690

1)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

2)
Primarily represents share-based compensation and other compensation expense of $3.4 million and $3.7 million for the quarters ended June 30, 2019 and 2018, respectively and severance payments of $0.8 million for the quarter ended June 30, 2018. Primarily represents share-based compensation and other compensation expense of $6.7 million and $7.3 million for the six months ended June 30, 2019 and 2018 and severance payments of $0.2 million and $1.0 million for the same periods, respectively.

3)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses and cost of revenues.

4)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.

5)
Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

6)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discreet items.

7)	Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2019 Outlook			2018 Actual
(Dollar amounts in millions, except per share data)

Revenues	$477	to	$482	$454
Earnings per Share (EPS) - Diluted (GAAP)	$1.36	to	$1.42	$1.16
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	$0.19		$0.19	$0.29
Merger & acquisition related depreciation and amortization (2)	$0.44		$0.44	$0.45
Non-cash interest expense (3)	$0.02		$0.02	$0.05
Tax effect of non-GAAP adjustments (4)	$(0.08)		$(0.08)	$(0.10)
Non-controlling interest (5)	$(0.01)		$(0.01)	$(0.01)
Total adjustments	$0.56		$0.56	0.68
Adjusted Earnings per common share (Non-GAAP)	$1.92	to	$1.98	$1.84
Shares used in computing adjusted earnings per share (in millions)			73.4	74.4

1)
Represents share based compensation, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

2)	Represents depreciation and amortization expenses and intangibles generated as a result of merger and acquisition activity.

3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.

4)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discreet items of approximately 12% .

5)	Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization of intangibles created as part of the purchase.